

# WESTMORELAND COAL COMPANY

## Fourth Quarter and Full Year 2017
### Earnings Release Presentation
April 2, 2018

# Safe Harbor

This presentation contains forward-looking statements — that is, statements about future, not past, events. These forward-looking statements often relate to our future performance and management's expectations for the future, including statements about our financial outlook. Our forward-looking statements are based on estimates and assumptions that we believe are reasonable. Actual results could be materially different from our forward-looking statements. The factors that could cause actual results to differ are discussed in our periodic filings with the Securities and Exchange Commission. Statements regarding our financial guidance and all other forward-looking statements speak only as of the date of our fourth quarter earnings release, April 2, 2018. We have no duty to update or revise any forward-looking statements to conform the statements to actual results or to reflect new information or future events.







Business Model:

# Mine Assets Generate Positive Cash Flow

- **Mine-mouth assets yield positive operational cash flow**
  - Transportation-advantaged positioning
  - Long-standing client relationships
  - Cash provided by operations of $114 million in 2017
  - Free cash flow generation totaled $130 million in 2017



- **Solving for right-sized, less fragmented capital structure**
  - Cash generation in three “buckets,” does not align with capital structure needs
  - Develop and transition to right-size capital structure
  - Remain focused on safety and operations

***Operations Generate Positive Cash Flow***

## Fourth Quarter Results:
# Strong Fourth Quarter Performance



Q4 2017 Adjusted EBITDA Bridge
(in millions)
$120
$100
$80
$60
$40
$20
$-
$89.1
San Juan overperformance, Jewett reclamation, ROVA deferred revenue acceleration
Capital Power accelerated receipt
Ohio market pressure and other
$86.0
Q4 2016
Q4 2017
Increase
Decrease
Total

- **Consolidated results influenced by strategic actions (Capital Power payment, ROVA)**
- **Coal – US segment Q4 adjusted EBITDA $44 million:**
  - Bolstered by San Juan, Jewett reclamation, offset by Colstrip contract changes, timing of maintenance costs
- **Coal – Canada segment Q4 adjusted EBITDA $19 million:**
  - Down 41% from Q4 2016 from lower loan & lease financing income after the Q1 Capital Power payment, higher costs at Coal Valley, Estevan
- **Coal – WMLP segment Q4 adjusted EBITDA $16 million:**
  - Down 25% from Q4 2016 primarily due to ongoing pressure in Ohio
- **Power segment Q4 adjusted EBITDA $14 million:**
  - Q4 and FY 2017 benefitted from accelerated non-cash deferred revenue

2017 Results:

# Solid Execution Despite First Half Headwinds


2017 Adjusted EBITDA Bridge
(in millions)
$400.0
$350.0
$300.0
$250.0
$200.0
$150.0
$100.0
$50.0
$-
$271.9
Accelerated Capital Power receipt
San Juan performance, Jewett reclamation, ROVA deferred revenue acceleration
Coal Valley, Estevan pressure
Ohio softness (MLP), Beulah expiration and other
$269.3
2016
2017
Increase
Decrease
Total

- **Consolidated results influenced by strategic actions (Capital Power payment, ROVA)**
- **Coal – US segment 2017 adjusted EBITDA $129 million:**
  - Bolstered by San Juan, Jewett reclamation, offset by Beulah expiration, merchant contract extension
- **Coal – Canada segment 2017 adjusted EBITDA $90 million:**
  - Benefit from early repayment of loan & lease receivables offset by higher costs at Coal Valley, Estevan. Coal Valley, Estevan stronger in back half
- **Coal – WMLP segment 2017 adjusted EBITDA $69 million:**
  - Ongoing pricing/demand pressure in Ohio
- **Power segment 2017 adjusted EBITDA $11 million:**
  - Accelerated non-cash deferred revenue after exit from power supply agreements, asset sale

# Strong Cash Flow Generation

## 2017 Free Cash Flow

(in millions)

| | Previous | Bond Collateral Reclass | 2017 Free Cash Flow |
|---|---|---|---|
| Cash flow provided by operating activities | $ 100.7 | $13.4 | $ 114.1 |
| Plus: Loan and lease receivable | 50.5 | -- | 50.5 |
| Less: Capital expenditures | 35.0 | -- | 35.0 |
| Total Free Cash Flow | $ 116.2 | $13.4 | $ 129.6 |

- Return of bond collateral was previously reflected as cash from investing activities. Now, return of bond collateral is included as cash flow from operations, so it is included in free cash flow results
- 2017 bond collateral returns consist primarily of bond collateral returned in connection with the successful early exit from the ROVA power supply agreements
- Strong operations, working capital and bond return drove free cash flow



# Siloed Structure Prevents De-levering

## Debt, December 31, 2017

(in millions)

| | Gross Debt | Cash on Hand | Net Debt |
|---|---|---|---|
| Parent | $ 692.8 | $ 47.2 | $ 645.6 |
| San Juan | 56.6 | 19.3 | 37.3 |
| WMLP | 326.5 | 36.7 | 289.8 |
| Consolidated | $1,075.9 | $ 103.2 | $ 972.7 |



- Revolver availability $28.7 million.
- Cash on hand at parent reduced by $15 million interest payment on January 2, 2018.

## Debt Facility Status

- Audit opinion containing an explanatory paragraph referring to our conclusion that substantial doubt exists as to our ability to continue as a going concern constitutes a covenant breach for WLB revolver and San Juan term loan. If accelerated, default under WLB revolver can result in cross-default to WLB term loan and senior notes.
- Waivers obtained from lenders to provide additional time for debt negotiations.
- Substantially all debt classified as current as of December 31, 2017.

***Seeking More Flexible, Supportive Capital Structure***



# Appendix

# Non-GAAP reconciliations

To supplement the Company's consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses several non-GAAP financial measures to monitor and evaluate its performance. These non-GAAP financial measures may include EBITDA, adjusted EBITDA, and free cash flow. These non-GAAP financial measures should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, because the presentation of these non-GAAP financial measures varies among companies, the Company's non-GAAP financial measures may not be comparable to similarly titled measures used by other companies. The Company believes these non-GAAP financial measures provide useful information to investors for analysis of the Company's business. The Company also refers to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. The Company believes these non-GAAP financial measures are widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the coal and mining industries. Many investors use the published research reports of these professional research analysts and others in making investment decisions.

**Free Cash Flow**

Free cash flow represents net cash provided by operating activities less additions to property, plant and equipment ("CAPEX" or "capital expenditures") plus net customer payments received under loan and lease receivables. Free cash flow is a non-GAAP measure and should not be considered as an alternative to cash and cash equivalents, cash flow from operations, cash flow from investing activities, cash flow from financing activities, net income (loss), or any other measure of performance presented in accordance with GAAP. Free cash flow is intended to represent cash flow available to satisfy the Company's debts, after giving consideration to those expenses required to maintain the Company's assets and infrastructure. Accordingly, although free cash flow is not a measure of performance calculated in accordance with GAAP, the Company believes free cash flow is useful to investors because it allows analysts and others in the industry to assess performance, liquidity and ability to satisfy debt requirements.

## Reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities

| | Three Months Ended December 31, | | Years Ended December 31, | |
|---|---|---|---|---|
| | 2017 | 2016 | 2017 | 2016 |
| | | | (In thousands) | |
| Net cash provided by operating activities | $ 93,009[1] | $ 66,831 | $ 114,163[1] | $ 151,934 |
| Less cash paid for property, plant and equipment | (9,651) | (15,513) | (35,016) | (46,132) |
| Plus net customer payments received under loan and lease receivables | — | 4,112 | 50,488 | 6,823 |
| **Free cash flow** | $ 83,358 | $ 55,430 | $ 129,635 | $ 112,625 |

[1] Includes $13.4 million in bond collateral returns.



# Non-GAAP reconciliations

**EBITDA and Adjusted EBITDA**

EBITDA (earnings before interest expense, interest income, income taxes, depreciation, depletion, amortization and accretion expense) and Adjusted EBITDA are non-GAAP measures that do not reflect the Company's cash expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments; do not reflect income tax expenses or the cash requirements necessary to pay income taxes; do not reflect changes in, or cash requirements for, the Company's working capital needs; and do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on certain of the Company's debt obligations. In addition, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Westmoreland uses EBITDA and Adjusted EBITDA to assess its operating performance and as a basis for strategic planning and forecasting. EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation from, or as a substitute for, analysis of Westmoreland's results as reported under GAAP.

| | Three Months Ended December 31, | | Year Ended December 31, | |
|---|---|---|---|---|
| | 2017 | 2016 | 2017 | 2016 |
| | (In thousands) | | | |
| **Reconciliation of Adjusted EBITDA to Net Loss** | | | | |
| **Net income (loss)** | $ 33,989 | $ (7,777) | $ (73,135) | $ (28,872) |
| Income tax (benefit) expense | (4,484) | 1,601 | (5,890) | (48,059) |
| Interest income | (1,159) | (1,914) | (4,101) | (7,435) |
| Interest expense | 29,269 | 31,150 | 118,657 | 121,819 |
| Depreciation, depletion and amortization | 6,923 | 72,170 | 121,054 | 185,267 |
| Accretion of asset retirement obligation | 11,337 | 10,193 | 45,132 | 40,423 |
| Amortization of intangible assets and liabilities (1) | (89) | (158) | (890) | (810) |
| **EBITDA** | $ 75,786 | $ 105,265 | $ 200,827 | $ 262,333 |
| Advisory fees (2) | 2,649 | — | 5,423 | — |
| (Gain) loss on foreign exchange | (283) | (816) | 3,108 | 715 |
| Loss on impairment | 5,872 | — | 5,872 | — |
| Acquisition-related costs (3) | — | — | — | 568 |
| Customer payments received under loan and lease receivables (4) | — | 5,095 | 50,489 | 13,064 |
| Derivative loss (gain) | 4,642 | (26,219) | (1,929) | (24,055) |
| (Gain) loss on sale/disposal of assets and other adjustments | (2,057) | 4,131 | 2,342 | 11,646 |
| Share-based compensation | (646) | 1,659 | 3,200 | 7,584 |
| **Adjusted EBITDA** | $ 85,963 | $ 89,115 | $ 269,332 | $ 271,855 |

(1) Represents amortization of intangible assets and liabilities not included in Depreciation, depletion and amortization.
(2) Amount represents fees paid to financial and legal advisers related to the assessment of Westmoreland's capital structure. These advisers, together with Westmoreland's management and board of directors, are developing and evaluating options to optimize Westmoreland's overall capital structure.
(3) Includes acquisition and transition costs and the impact of cost of sales related to the sale of inventory written up to fair value in the acquisition of the Canadian mines.
(4) Represents a return of and on capital. These amounts are not included in operating income or operating cash flows, as the capital outlays are treated as loan and lease receivables but are included within Adjusted EBITDA so that the cash received by Westmoreland is treated consistently with all other contracts Westmoreland has that do not result in loan and lease receivable accounting. During 2017, Westmoreland received $52.5 million from its customer at the Genesee mine, representing an accelerated repayment of all outstanding loan and lease receivables. Accordingly, there will be no additional payments from the customer at the Genesee mine in the form of loan and lease repayments. Westmoreland will continue to manage the Genesee mine and earn a management fee pursuant to the contract mining arrangement, but has no further obligation to make capital expenditures at the mine. All future capital expenditures at the Genesee mine will be funded by the customer.



WESTMORELAND COAL COMPANY